Exhibit 10.2

EXHIBIT A

PURCHASE FORM

(To be signed only upon exercise of the Option)

February 14, 2012

CFO

Strike Axe, Inc.

267 W. 1400 South, Suite 101

St. George, UT 84790

      Re:  Exercise of Option to Purchase Common Shares

Dear Sir:

The undersigned hereby elects to purchase                 80,000                shares of Common Stock, $0.0001 par value, of Strike Axe, Inc. (the "Company") for the option price of $0.35 per share, pursuant and subject to the terms and conditions of the Option to Purchase Common Shares dated November 25, 2011 (the "Option").

The undersigned herewith makes payment, in cash, check or by wire payable to the Company, of the option purchase price for said shares.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to:

Murlin Holding, Inc.

Name

6644 North Ocean Blvd.

Address

Ocean Ridge, FL 33435

City, ST Zip

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Option shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Securities Act") or pursuant to an exemption from registration under the Securities Act.

The undersigned hereby specifically confirms to the Company that the shares shall be held subject to all of the terms and conditions of the Option.

Very truly yours,

By /s/ Murray Polischuk

Murray Polischuk
(Print Name)

President
Title

6644 North Ocean Blvd.
Address

Ocean Ridge, FL 33435
City, ST Zip

gomurlin@aol.com
email address	SS#/EIN